Exhibit 10.2

Execution Version

EXPENSE REIMBURSEMENT AGREEMENT

THIS EXPENSE REIMBURSEMENT AGREEMENT, dated as of November 16, 2018 (this “Agreement”), is entered into by and among Nam Tai Property Inc., a British Virgin Islands international business company (the “Company”), and Kaisa Group Holdings Limited, an exempted company incorporated and existing under the laws of the Cayman Islands (the “Investor,” and together with the Company, the “Parties”).

Background

WHEREAS, the Investor, through Greater Sail Limited, a wholly-owned subsidiary of the Investor, beneficially holds 9,191,050 shares of common stock of the Company (the “Registrable Securities”);

WHEREAS, the Investor has requested the Company prepare and file a shelf registration statement on Form F-3 (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering all Registrable Securities (the “Registration”);

WHEREAS, the Company has agreed to prepare and file the Registration Statement subject to the Investor’s agreement to the terms and conditions set forth in this Agreement.

WHEREAS, the Investor desires to accept the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Terms

1.    Reimbursement of Expenses. The Investor agrees to reimburse the Company for all fees, out of pocket costs and expenses (including, but not limited to, registration expenses with the SEC and fees relating to (i) legal services to be provided by our British Virgin Islands counsel and Jones Day, our U.S. counsel, (ii) auditing services, and (iii) services to be provided by other advisors) incurred by the Company in connection with the Registration, including, without limitation, all such cost and expenses incurred in connection with the drafting and filing of the Shelf Registration Statement and the negotiation and execution of this Agreement (the “Reimbursable Expenses”), which Reimbursable Expenses are expected to total approximately $40,000. The Investor further agrees to reimburse the Company in full for all Reimbursable Expenses incurred in connection with the Company’s future filings with the SEC to facilitate the Investor with the sale of Registrable Securities. To the extent requested by the Company, and within 30 days of delivery of any invoices for such expenses (unless another due date is noted on any such invoice, in which case, the Investor shall pay such amount on or prior to the date provided on the invoice), the Investor shall, rather than reimbursing the Company for expenses incurred and paid thereby, directly pay any Reimbursable Expenses to the applicable payee on behalf of the Company.

2.    Restriction on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) (a) file the Shelf Registration Statement (or any amendment thereto) (or, if the Company has filed the Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Shelf Registration Statement) for a period of up to forty-five (45) days if the Company has determined in good faith that the sale of Registrable Securities pursuant to the Shelf Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable securities laws (i) which disclosure would have a material adverse effect on the Company or (ii) relating to a material transaction involving the Company.

3.    Blackout Periods. After the Shelf Registration Statement becomes effective, the Investor acknowledges and agrees that it will comply with the Company’s insider trading policy and will not sell any of its Registrable Securities during the following periods:

(a)    the four weeks prior to the end of each fiscal quarter of the Company until the fourth business days following each quarterly earnings announcement of the Company;

(b)    when the Investor otherwise possesses material non-public information of the Company; and

(c)    after the financial statements that are incorporated by reference in the Shelf Registration Statement become stale and before new financial statements are incorporated by reference in the Shelf Registration Statement.

4.    Furnishing Information. The Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Shelf Registration Statement or prospectus.

5.    Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be in writing and be deemed to have been duly given if by air courier guaranteeing overnight delivery, the day after being sent; if delivered to the party personally, at the time of delivery; if sent to the party by facsimile, upon receipt of confirmation of “good transmission”; if sent via electronic mail upon receipt of the message by the recipient; or, if mailed, when mailed by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to the Investor:

Kaisa Group Holdings Limited

Suite 2001, 20th Floor

Two International Finance Centre

8 Finance Street

Central, Hong Kong

Fax: +852-3900 0990

Email: felix.law@kaisagroup.com

Attention: Mr. Felix Law

With a copy to:

K&L Gates LLP

44/F, Edinburgh Tower, the Landmark

15 Queen’s Road Central, Hong Kong

Fax: +852-2511.9515

Email: virginia.tam@klgates.com

Attention: Ms. Virginia Tam

If to the Company:

Nam Tai Property Inc.

Namtai Industrial Estate

No. 2 Namtai Road, Gushu Community, Xixiang Township

Baoan District, Shenzhen City, Guangdong Province

People’s Republic of China

Fax: +867-55-2749-0666

Email: julian@namtai.com

Attention: Mr. Julian Lin

With a copy to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Fax: +1-650-739-3900

Email: aseem@jonesday.com

Attn: Mr. Alan Seem

6.    Entire Agreement. This Agreement contains the complete and entire understanding and agreement of the Parties with respect to the subject matter hereof.

7.    Amendment; Beneficiaries. This Agreement may be amended only with the written consent of each Party, which amendment will be binding on all of the Parties. This Agreement does not confer any rights or remedies upon any person other than the Parties, their respective successors and permitted assigns.

8.    Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement by any other party will not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

9.    Assignment. Neither party shall assign their rights or obligations under this Agreement without the express written consent of the other party.

10.    Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

11.    Counterparts; Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including documents in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Agreement.

12.    Termination. This Agreement shall terminate, and the Company’s obligation to keep the Shelf Registration Statement effective shall end, upon the earliest to occur of:

(a)    all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement; and

(b)    Such time the Investor is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation during a three-month period without registration.

The provisions of Sections 5 to 11 shall survive any termination.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

NAM TAI PROPERTY INC.

By:	/s/ Julian Lin
Name: Julian Lin
Title: Authorized Person

KAISA GROUP HOLDINGS LIMITED

By:	/s/ Felix Law
Name: Felix Law
Title: Authorized Person

(Signature Page to Expense Reimbursement Agreement)

AMENDMENT TO EXPENSE REIMBURSEMENT AGREEMENT

This amendment (the “Amendment”) is made by Nam Tai Property Inc. and Kaisa Group Holdings Limited dated as of August 2, 2019, parties to the EXPENSE REIMBURSEMENT AGREEMENT, dated as of November 16, 2018 (the “Agreement”). The Agreement is amended as noted below:

1.    Reimbursement of Expenses (Revised). The Investor agrees to reimburse the Company for all fees, out of pocket costs and expenses (including, but not limited to, registration expenses with the SEC and fees relating to (i) legal services to be provided by our British Virgin Islands counsel, and Jones Day and K&L Gates, our U.S. counsels, (ii) auditing services, (iii) US duly authorized representative and process agent and (iv) services to be provided by other advisors) incurred by the Company in connection with the Registration, including, without limitation, all such cost and expenses incurred in connection with the drafting and filing of the Shelf Registration Statement and the negotiation and execution of this Agreement (the “Reimbursable Expenses”), which Reimbursable Expenses are expected to total approximately $90,000 (the “Reimbursement Limit”). The Investor further agrees to reimburse the Company in full for all Reimbursable Expenses incurred in connection with the Company’s future filings with the SEC to facilitate the Investor with the sale of Registrable Securities. The Reimbursement Limit can be further increased upon written consent from the Investor. To the extent requested by the Company, and within 30 days of delivery of any invoices for such expenses (unless another due date is noted on any such invoice, in which case, the Investor shall pay such amount on or prior to the date provided on the invoice), the Investor shall, rather than reimbursing the Company for expenses incurred and paid thereby, directly pay any Reimbursable Expense to the applicable payee on behalf of the Company. If in the future, the Company uses any of the above services for other matters unrelated to the filing of Registration Statement for the Investor, the Company shall bear the cost with the Investor in a way agreed between the Parties.

2.    Notices (Revised). Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be in writing and be deemed to have been duly given if by air courier guaranteeing overnight delivery, the day after being sent; if delivered to the party personally, at the time of delivery; if sent to the party by facsimile, upon receipt of confirmation of “good transmission”; if sent via electronic mail upon receipt of the message by the recipient; or, if mailed, when mailed by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to the Investor:

Kaisa Group Holdings Limited

Suite 2001, 20th Floor

Two International Finance Centre

8 Finance Street

Central, Hong Kong

Fax: +852-3900 0990

Email: felix.law@kaisagroup.com

Attention: Mr. Felix Law

If to the Company:

Nam Tai Property Inc.

Unit 2526-2536, 25/F, Sun Hung Kai Centre, 30 Harbour Road,

Wanchai, Hong Kong

Fax: +86-755-2747-2637

Emails: david.wan@namtai.com.cn and legal@namtai.com.cn

Attention: Mr. David Wan and Ms. Olivia Tan

This Amendment is to be read and construed with the Expense Reimbursement Agreement dated as of November 16, 2018, as a single contractual agreement. The terms and conditions of the Agreement, unless otherwise amended herein, shall remain in effect.

[Signatures on the Following Page]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

NAM TAI PROPERTY INC.

By:	/s/ Zhang Yu
Name: Zhang Yu
Title: Chief Financial Officer

KAISA GROUP HOLDINGS LIMITED

By:	/s/ Lee Kin Ping Gigi
Name: Lee Kin Ping Gigi
Title: Authorized Person

(Signature Page to Amendment)